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                                                                      Exhibit 99

COMPANY PRESS RELEASE

POLYDEX PHARMACEUTICALS TO ENTER MEDICAL MANAGEMENT FIELD

AGREES TO ACQUIRE DEL CRANE MEDICAL, AND ASSOCIATED COMPANIES

SCARBOROUGH, Ontario--(BUSINESS WIRE)--Sept. 18, 1997--Polydex Pharmaceuticals Limited (NASDAQ: POLXF) announced today that it has signed a letter of intent to acquire privately held Del Crane Medical, Inc. and associated companies.

Polydex Chairman Alec Keith said that the acquisition would be funded by issuance of Polydex shares in an amount to be disclosed after valuation of Del Crane assets. "Polydex has made a strategic decision to expand into the rapidly growing Physicians Office Management area, and will use its expertise to design and construct Disease-Oriented drug formularies for Physicians Practice Management groups," said Keith.

Del Crane Medical, Inc., headquartered in Cincinnati, OH, licenses and markets software systems for Physicians Office Management, Disease-Oriented Managed Care and Disease-Oriented Drug Therapy. Del Crane Medical, Inc. also processes medical and Medicare claims for clients across the United States.

Dr. Newell Crane, Chairman of Del Crane Medical and President and CEO of Masterpiece Medical, will assume the position of President and CEO of a new Polydex Pharmaceuticals holding company. Dr. Crane will bring 28 years of healthcare experience to Polydex.

Up to the present time, Polydex Pharmaceuticals Limited has researched, developed, manufactured and marketed biotechnology based products for veterinary, human pharmaceutical and cosmetics industries worldwide. "Polydex will continue these business lines," said Keith.

Note: The statements in this press release may contain certain forward-looking elements. Actual events or results may differ from the company's expectations. In addition to the matters described in this press release, future actions by the Food and Drug Administration or equivalent foreign regulatory authorities, results of pending or future clinical trials, as well as risk factors listed in the company's SEC filings, may affect the actual results achieved by the company.

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Contact:

   Polydex Pharmaceuticals Limited
   George G. Usher, President, 416/755-2231
   76145.1165@compuserve.com
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        or
   The Cavior Organization Inc., New York
   Warren J. Cavior, 212/687-6070
   caviorg@aol.com
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